                                                                      EXHIBIT 25



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)___

                                -----------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

  111 EAST WACKER DRIVE, SUITE 3000
          CHICAGO, ILLINOIS                     60601            36-4046888
(Address of principal executive offices)      (Zip Code)      I.R.S. Employer
                                                              Identification No.


                                Melissa A. Rosal
                        111 East Wacker Drive, Suite 3000
                             Chicago, Illinois 60601
                            Telephone (312) 228-9416
            (Name, address and telephone number of agent for service)


                     INTERNATIONAL LEASE FINANCE CORPORATION
               (Exact name of obligor as specified in its charter)

           CALIFORNIA                                             22-3059110
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1999 AVENUE OF THE STARS, 39TH FLOOR
LOS ANGELES, CALIFORNIA                                             90067
(Address of Principal Executive Offices)                          (Zip Code)

                                 DEBT SECURITIES
                       (Title of the Indenture Securities)


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

                                    FORM T-1


ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

           a) Name and address of each examining or supervising authority to which it is subject.
                      Comptroller of the Currency
                      Washington, D.C.

           b) Whether it is authorized to exercise corporate trust powers.
                      Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

ITEMS 3-15     Not applicable because, to the best of Trustee's knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

           1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-18235*

           2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-18235 .*

           3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
               Exhibit 3 to Item 16 of Form T-1, Registration No. 333-18235*

           4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No.
               333-18235*

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
               Exhibit 6 of Form T-1, Registration No. 333-18235*

           7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

           8.  Not applicable.

           9.  Not applicable.

      *  See* at top of page 3

      * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 8th day of March, 1999.


                                        U.S. BANK TRUST NATIONAL ASSOCIATION


                                        By:  /s/ Melissa A. Rosal
                                             -----------------------------------
                                             Melissa A. Rosal
                                             Vice President and Assistant
                                             Secretary

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet



                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):      RCON
                                                                                  ----
    a. Noninterest-bearing balances and currency and coin(1)______________________0081. .      11,111    1.a

    b. Interest-bearing balances(2)_______________________________________________0071. .      48,890    1.b

 2. Securities:

    a. Held-to-maturity securities (from Schedule RC-B, column A)_________________1754. .           0    2.a

    b. Available-for-sale securities (from Schedule RC-B, column O)_______________1773. .       3,735    2.b

 3. Federal funds sold and securities purchased under agreements to resell________1350. .           0    3.

 4. Loans and lease financing receivables:                RCON
    a. Loans and leases, net of unearned income           ----
       (from Schedule RC-C)_______________________________2122 . .           0            . . . . . .    4.a

    b. LESS: Allowance for loan and lease losses__________3123 . .           0            . . . . . .    4.b

    c. LESS: Allocated transfer risk reserve______________3128 . .           0            . . . . . .    4.c

    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c_________________________2125. .           0    4.d

 5. Trading assets________________________________________________________________3545. .           0    5.

 6. Premises and fixed assets (including capitalized leases)______________________2145. .          82    6.

 7. Other real estate owned (from Schedule RC-M)__________________________________2150. .           0    7.

 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)__________________________________________________________2130. .           0    8.

 9. Customers' liability to this bank on acceptances outstanding__________________2155. .           0    9.

10. Intangible assets (from Schedule RC-M)________________________________________2143. .      44,547    10.

11. Other assets (from Schedule RC-F)_____________________________________________2160. .       2,739    11.

12. Total assets (sum of items 1 through 11)______________________________________2170. .     111,104    12.


----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                      RCON
                                                                                  ----
       columns A and C from Schedule RC-E)____________________________________    2200..                   0        13.a
                                                RCON
                                                ----
       (1) Noninterest-bearing(1)_______________6631..           0                        ..................        13.a.1
       (2) Interest-bearing_____________________6636..           0                        ..................        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs__________            ..................
       (1) Noninterest-bearing________________________________________________            ..................
       (2) Interest-bearing___________________________________________________            ..................
14. Federal funds purchased and securities sold under agreements to repurchase    2800..                   0        14.
15. a. Demand notes issued to the U.S. Treasury_______________________________    2840..                   0        15.a
    b. Trading liabilities____________________________________________________    3548..                   0        15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less__________________________    2332..                   0        16.a
    b. With a remaining maturity of more than one year through three years____    A547..                   0        16.b
    c. With a remaining maturity of more than three years_____________________    A548..                   0        16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding__________________    2920..                   0        18.
19. Subordinated notes and debentures(2)______________________________________    3200..                   0        19.
20. Other liabilities (from Schedule RC-G)____________________________________    2930..               2,627        20.
21. Total liabilities (sum of items 13 through 20)____________________________    2948..               2,627        21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_____________________________    3838..                   0        23.
24. Common stock______________________________________________________________    3230..               1,000        26.
25. Surplus (exclude all surplus related to preferred stock)__________________    3839..             106,712        25.
26. a. Undivided profits and capital reserves_________________________________    3632..                 762        26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_    8434..                   3        26.b
27. Cumulative foreign currency translation adjustments_______________________            ..................
28. Total equity capital (sum of items 23 through 27)_________________________    3210..             108,477        28.
29. Total liabilities and equity capital (sum of items 21 and 28)_____________    3300..             111,104        29.


Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during 1997______    6724..             N/A            M.1

1 = Independent audit of the bank conducted in accordance with        4 = Directors' examination of the bank performed by other
    generally accepted auditing standards by a certified public           external auditors (may be required by state chartering
    accounting firm which submits a report on the bank                    authority)
2 = Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which             6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company (but             auditors
    not on the bank separately)                                       7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance        8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

Schedule RC-A -- Cash and Balances Due From Depository Institutions


Exclude assets held for trading.



                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
1.  Cash items in process of collection, unposted debits, and currency and coin:
    a.  Cash items in process of collection and unposted debits..........0020. .             0              1.a
    b.  Currency and coin................................................0080. .             0              1.b
2.  Balances due from depository institutions in the U.S.:
    a.  U.S. branches and agencies of foreign banks......................0083. .             0              2.a
    b.  Other commercial banks in the U.S. and other depository
        institutions in the U.S..........................................0085. .        60,001              2.b
3.  Balances due from banks in foreign countries and foreign central banks:
    a.  Foreign branches of other U.S. banks.............................0073. .             0              3.a
    b.  Other banks in foreign countries and foreign central banks.......0074. .             0              3.b
4.  Balances due from Federal Reserve Banks..............................0090. .             0              4
5.  Total (sum of items 1 through 4) (must equal Schedule RC, sum of
    items 1.a and 1.b)...................................................0010. .        60,001              5




Memorandum

                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
1.  Noninterest-bearing balances due from commercial banks
    in the U.S. (included in items 2.a and 2.b above)....................0050. .        11,111               M.1